EXHIBIT 99

Form 4 Joint Filer Information

Name:	Venture Strategy Partners II LP
Address:	c/o Venture Strategy Partners
140 Geary Street, Suite 600
San Francisco, CA 94108
Designated Filer:	Venture Strategy Management Company II LLC
Issuer and Ticker Symbol:	ZipRealty, Inc. (ZIPR)
Date of Requiring Event:	November 15, 2004
Signature:	Venture Strategy Management Company II LLC
Its: General Partner

By: /s/ Joanna Rees Gallanter

Its: Executive Managing Member

Name:	Venture Strategy Affiliates Fund LP
Address:	c/o Venture Strategy Partners
140 Geary Street, Suite 600
San Francisco, CA 94108
Designated Filer:	Venture Strategy Management Company II LLC
ZipRealty, Inc. (ZIPR)
November 15, 2004
Issuer and Ticker Symbol:
Date of Requiring Event:
Issuer and Ticker Symbol:	ZipRealty, Inc. (ZIPR)
Signature:	Venture Strategy Management Company II LLC
Its: General Partner

By: /s/ Joanna Rees Gallanter

Its: Executive Managing Member

Name:	Joanna Rees Gallanter
Address:	c/o Venture Strategy Partners
140 Geary Street, Suite 600
San Francisco, CA 94108
Designated Filer:	Venture Strategy Management Company II LLC
Issuer and Ticker Symbol:	ZipRealty, Inc. (ZIPR)
Date of Requiring Event:	November 15, 2004

Signature:	/s/ Joanna Rees Gallanter